UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2006

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 400, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2006, P. H. Glatfelter Company (the "Company") entered into two separate definitive agreements to acquire, through Glatfelter-UK Limited ("GLT-UK"), a wholly-owned subsidiary of the Company, certain assets of J R Crompton Limited ("Crompton"), a global supplier of wet laid nonwoven products based in Manchester, United Kingdom. On February 7, 2006, Crompton was placed into Administration, the U.K. equivalent of bankruptcy.

The terms of the first agreement, relating to Crompton’s Lydney mill, are described in Item 2.01 of this Current Report and are incorporated into this Item 1.01.

Under terms of the second agreement, by and among Crompton, J R Crompton USA Limited, Nicholas James Dargan and William Kenneth Dawson (as adminstrators), GLT-UK and the Company, the Company agreed to purchase Crompton’s Simpson Clough mill and related inventory, located in Lancashire, United Kingdom, and other related assets for GBP12.5 million (US $21.7 million). The mill employs about 95 people and had 2005 revenues of approximately GBP16.2 million (US $28 million). The assets to be purchased specifically exclude, among others, cash and investments, accounts receivable, computer software and other assets relating to the portion of the business being retained by Crompton. The liabilities being assumed by GLT-UK in the transaction specifically exclude, among others, liabilities in respect of any defined benefit pension plan or outstanding litigation.

Pursuant to the terms of the agreement, the Company has guaranteed all of the obligations of GLT-UK thereunder. The closing of the transaction is subject to the receipt of all required regulatory approvals. The Company currently expects the transaction to close in the second quarter of 2006.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 8, 2006, the Company and GLT-UK entered into an agreement with Crompton and the Adminstrators providing for the purchase of Crompton's Lydney mill and related inventory, located in Gloucestershire, UK by GLT-UK for GBP37.5 million (US $65.1 million) in cash. The Lydney facility employs about 240 people, produces a broad portfolio of wet laid nonwoven products, including tea and coffee filter papers, clean room wipes, lens tissue, dye filter paper, double-sided adhesive tape substrates and battery grid pasting tissue, and had 2005 revenues of approximately GBP43 million (US $75 million).

The assets to be purchased exclude, among others, cash and investments, accounts receivable, computer software and other assets relating to the portion of Crompton’s business not transferring to GLT-UK pursuant to the agreement. The liabilities being assumed by GLT-UK in the Lydney transaction specifically exclude, among others, liabilities in respect of any defined benefit pension plan or outstanding litigation.

Effective March 13, 2006, the Company completed its acquisition of the Lydney mill assets from Crompton. All obligations of GLT-UK under the agreement are guaranteed by the Company. The purchase price was financed with existing cash balances and borrowings under the Company's existing credit facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

March 14, 2006	By:	John P. Jacunski

Name: John P. Jacunski
Title: Vice President and Corporate Controller